CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of The Merger Fund VL of our report dated February 25, 2021, relating to the financial statements and financial highlights, which appears in The Merger Fund VL’s Annual Report on Form N-CSR for the year ended December 31, 2020. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, NY

April 16, 2021